EXHIBIT 99.1


         Pacific Biometrics, Inc. Announces New $1.4 Million
                           Clinical Research Contract

    SEATTLE--(BUSINESS WIRE)--March 4, 2004--Pacific Biometrics, Inc. (OTCBB:PBME) today announced the signing of a new clinical research contract with a major U.S. sponsor with anticipated revenues to PBI of approximately $1.4 million. The study will address an innovative approach for the prevention and treatment of osteoporosis. PBI's participation in this study is expected to commence this month and is anticipated to be completed in eight to ten weeks.
    Ron Helm, Chief Executive Officer of Pacific Biometrics, commented, "We are delighted to have the opportunity to work with this innovative Sponsor to test bone loss prevention and lipid lowering in post-menopausal women. The Sponsor required a central laboratory that has expertise in both lipid biomarkers and bone metabolism markers and PBI is well positioned to deliver the highest quality results in both of these areas. Winning this highly technical study represents an important milestone for Pacific Biometrics. Our reputation for providing accurate, reliable analysis and responsive services continues to strengthen our prospects for future business."
    Helm continued, "As this contract indicates, our expertise across multiple categories of biomarkers offers Pacific Biometrics a competitive advantage that will enable us to pursue a growing number of opportunities going forward. The size and timeline for completion of this project will not only strengthen our relationship with this Sponsor, but will also improve our outlook for the third and fourth quarter of our current fiscal year ending June 30, 2004. We anticipate that a portion of the revenue from this contract will be recognized in the third quarter ending March 31, 2004, with a majority in the fourth quarter. We will likely see continuing variability in our revenue, but are encouraged that our core capabilities and marketing initiatives will open up new revenue opportunities in the second half of 2004 and in 2005. I am confident that the efforts of our Science and Business Development team led by PBI's Chief Science Officer, Dr. Elizabeth Leary will result in continued success and growth."

    About Pacific Biometrics, Inc. (PBI)

    Established in 1989, PBI provides specialized central laboratory and contract research services to support pharmaceutical and diagnostic manufacturers conducting human clinical trial research. The company provides expert services in the areas of cardiovascular disease, osteoporosis, diabetes and nutrition. The PBI laboratory is accredited by the College of American Pathologists. PBI maintains an affiliation with the Pacific Biometrics Research Foundation, a non profit organization, which is one of three US Standardization Centers in the National Clinical Reference Method Laboratory Network, sponsored by the Centers of Disease Control and the National Heart, Blood & Lung Institute. PBI's clients include many of the world's largest pharmaceutical, biotech and diagnostic companies.
    Pacific Biometrics also owns several patented and patent-pending technologies, including an advanced, proprietary, isothermal DNA amplification technology, and a gene-based cell viability technology to distinguish live from dead cells in a broad range of diagnostic applications.
    For more information about Pacific Biometrics, visit the company's web site at www.pacbio.com or contact Investor Relations at 206-298-0068.

    Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release includes forward-looking statements including to but not limited to the amount and timing of revenues to be received from this new contract, results of our strategic planning, marketing and business development plans, our ability to obtain new business, our future growth, and the viability and acceptance of our products and services in the market. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, any delay in commencement, reduction in scope or early termination of the clinical study, any adverse changes in our reputation or market acceptance of our products and services, any perceived or actual inability to maintain and develop our areas of expertise, the loss of any of our key personnel, and competition in the industry, as well as the risks and other factors set forth in our periodic filings with the U.S. Securities and Exchange Commission (including our Form 10-KSB for the year ended June 30, 2003 and our Form 10-QSB for each of the quarters ended December 31, 2003 and September 30, 2003).

    CONTACT: Pacific Biometrics
             Investor Relations, 206-298-0068
                 or
             KCSA Worldwide
             Evan Smith, CFA / Erica Pettit
             212-896-1251 / 212-896-1248